As filed with the Securities and Exchange Commission on February 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LexinFintech Holdings Ltd.

(Exact name of registrant as specified in its charter)

_______________

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

27/F CES Tower

No. 3099 Keyuan South Road

Nanshan District, Shenzhen 518057

The People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

_______________

2017 Share Incentive Plan
(Full title of the plan)

_______________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

James Xigui Zheng Chief Financial Officer LexinFintech Holdings Ltd. 27/F CES Tower No. 3099 Keyuan South Road Nanshan District, Shenzhen 518057 The People’s Republic of China +86 755 3637 8888	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

EXPLANATORY NOTE

This Registration Statement is filed by LexinFintech Holdings Ltd. (the “Registrant”) to register additional securities issuable pursuant to the 2017 Share Incentive Plan, as amended (the “2017 Plan”), and consists of only those items required by General Instruction E to Form S-8. The additional securities registered hereby consist of 5,000,000 Class A ordinary shares, par value US$0.0001 per share, representing the number of Class A ordinary shares reserved for future grants under the 2017 Plan, which were not previously registered under the registration statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2018 (File No. 333-225322). In accordance with General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)
The Registrant’s annual report on Form 20-F for the year ended December 31, 2022 (File No. 001-38328) filed with the Commission on April 26, 2023; and
(b)
The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38328) filed with the Commission on December 13, 2017, which incorporates by reference the description of the Registrant’s Class A ordinary shares set forth in the Registrant’s registration statement on Form F-1 (File No. 333-221509), as amended, originally filed with the Commission on November 13, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

EXHIBIT INDEX

Exhibit Number	Description
4.1

Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of the registration statement on Form F-1 (file no. 333-221509), as amended, initially filed with the Commission on November 13, 2017)

4.2

Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.1 of the registration statement on Form F-1 (file no. 333-221509), as amended, initially filed with the Commission on November 13, 2017)

4.3

Deposit Agreement dated December 20, 2017 among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated by reference to Exhibit 4.3 of the registration statement on Form S-8 (file no. 333-225322) filed with the Commission on May 31, 2018)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A Ordinary Shares being registered
10.1*	2017 Share Incentive Plan (incorporated by reference to Exhibit 10.2 of the registration statement on Form F-1 (file no. 333-221509) filed with the Commission on November 13, 2017)
23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee table

___________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on February 26, 2024.

LexinFintech Holdings Ltd.
By:	/s/ Jay Wenjie Xiao
	Name:	Jay Wenjie Xiao
	Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Jay Wenjie Xiao and James Xigui Zheng, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on February 26, 2024.

Signature	Title

/s/ Jay Wenjie Xiao Jay Wenjie Xiao	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Jared Yi Wu Jared Yi Wu	Director

/s/ James Xigui Zheng James Xigui Zheng	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Suining Xiao Suining Xiao	Director

/s/ Wei Wu Wei Wu	Independent Director

/s/ Xiaoguang Wu Xiaoguang Wu	Independent Director

/s/ Neng Wang Neng Wang	Independent Director

/s/ Annabelle Yu Long Annabelle Yu Long	Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of LexinFintech Holdings Ltd. has signed this registration statement or amendment thereto in New York on February 26, 2024.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Coleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President